Exhibit 10.1

SECOND AMENDMENT TO THE

SECOND AMENDED AND RESTATED RENTECH, INC.

2009 INCENTIVE AWARD PLAN

This Second Amendment (this “Amendment”) to the Second Amended and Restated Rentech, Inc. 2009 Incentive Award Plan (the “Plan”) is made by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Rentech, Inc., a Colorado corporation (the “Company”), to reflect equitable adjustments in accordance with Section 11.1 of the Plan.  All terms used herein which are defined in the Plan and not otherwise defined herein shall have the same meaning given each such term in the Plan.

WHEREAS, the Company adopted the Plan on June 4, 2013 to be used for Awards (as defined in the Plan) to board members, employees, consultants and other eligible participants as set forth therein;

WHEREAS, the Committee is responsible for the administration of the Plan;

WHEREAS, the Company effected, at 12:01 am Mountain Time on August 20, 2015 (the “Effective Time”), a reverse stock split pursuant to which each ten (10) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time or held by the Corporation as treasury stock immediately prior to the Effective Time were combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Company or the holder thereof (the “Reverse Split”);

WHEREAS, Section 11.1 of the Plan provides that in the event of any reverse stock split, the Committee shall make equitable adjustments to the Plan to reflect such change, taking into consideration accounting and tax consequences, with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 of the Plan on the maximum number and kind of shares which may be issued under the Plan and adjustments of the award limits under Section 3.3 of the Plan (other than to Awards denominated in cash));

WHEREAS, at the Effective Time of the Reverse Split, the aggregate number of shares of Common Stock available for issuance or transfer pursuant to Awards under the Plan under the limitations set forth in Section 3.1(a) of the Plan was equal to 12,182,903 shares of Common Stock; and

WHEREAS, in connection with the effectiveness of the Reverse Split, the Committee desires to amend the terms of the Plan as set forth herein to reflect equitable adjustments to the Plan with respect to the aggregate number of shares that may be issued under the Plan and the maximum number of shares that may be granted to any one individual during any one calendar year.

NOW, THEREFORE, the Committee hereby amends the Plan as follows:

1.Amendment and Restatement of Section 3.1(a) of the Plan.  Section 3.1(a) of the Plan is hereby amended and restated as follows:

“(a) Subject to Article 11 and Section 3.1(b) hereof, effective as of the effectiveness of the Company’s one-for-ten reverse stock split at 12:01 am Mountain Time on August 20, 2015, the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan is 1,218,290 shares (the “Share Limit”). Any shares of Stock that are subject to Options or Stock Appreciation Rights granted under the Second Restated Plan shall be counted against the Share Limit as one (1) share for each share of Stock subject to such Option or Stock Appreciation Right, and any shares of Stock that are granted or delivered under the Second Restated Plan in settlement of any Full Value Awards shall be counted against the Share Limit as one and one-half (1.5) shares of Stock for each share of Stock subject to such Full Value Award.”

2.Amendments to Section 3.3 of the Plan.  Section 3.3 of the Plan is hereby amended by replacing each reference to “6,774,500” in each instance where it appears in Section 3.3 with “677,450”.

3.Continuing Effect; Governing Law; Severability.  Except as specifically amended by this Amendment, all terms and conditions of the Plan shall remain in full force and effect.  This Amendment is to be construed in accordance with and governed by the laws of the State of California, without giving effect to any choice of law rule that would cause the application of the laws of another jurisdiction. The provisions of this Amendment are severable, and if any one or more of such provisions is determined to be judicially unenforceable, the remaining provisions shall nevertheless be binding and enforceable.

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I hereby certify that the foregoing Amendment was duly authorized by the Compensation Committee of the Board of Directors of the Company on September 30, 2015.

Executed on this 30th day of September, 2015.

/s/ Colin Morris
Corporate Secretary